Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1, dated as of November 27, 2013 (this “Amendment”), among OCI USA INC., a Delaware corporation (“Holdings”), OCI BEAUMONT LLC, a Texas limited liability company (the “Borrower”), OCI PARTNERS LP, a Delaware limited partnership (the “MLP”), BANK OF AMERICA, N.A., as administrative agent for the Lenders and collateral agent for the Guaranteed Creditors (in such capacities, the “Administrative Agent”) and as the Incremental Term Loan Lender (the “Incremental Term Loan Lender”), and the other Lenders party hereto.

WHEREAS, reference is hereby made to the Credit Agreement dated as of August 20, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof) (the “Credit Agreement”) among the Borrower, Holdings, the MLP, the Administrative Agent and the Lenders party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement;

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower may establish incremental Term Loans in the form of a new tranche of term loans designated as the Term B-2-B Loans (the “Incremental Term Loans”);

WHEREAS, the Borrower has requested the borrowing of $165,000,000 of Incremental Term Loans (the “Increase”) which will be used to (i) refinance all indebtedness outstanding under the Intercompany Term Facility, dated as of September 15, 2013, by and between OCI Fertilizer International B.V. (“OCI Fertilizer”) and the Borrower (the “Intercompany Loan Agreement”) and (ii) pay fees and expenses related to the foregoing and the Incremental Term Loans (the incurrence of the Incremental Term Loans, together with clauses (i) and (ii), the “Amendment Transactions”);

WHEREAS, the Incremental Term Loan Lender has agreed to make the Incremental Term Loans on the terms set forth herein;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, Holdings, the Borrower, the MLP and the Required Lenders may amend the Credit Agreement and the other Credit Documents for certain purposes and the Credit Parties desire to amend the Credit Agreement pursuant to Section 13.12 (the “Additional Amendments”) as set forth below; and

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Incremental Term Loans.

(a) Each party hereto agrees that the Incremental Term Loan Lender shall be considered a Lender for all purposes under the Credit Documents. The Incremental Term Loan Lender agrees to be bound by the terms of the Credit Documents and to make Incremental Term Loans to the Borrower in an aggregate amount not to exceed $165,000,000. The Incremental Term Loans will be an increase in the Term B-2 Loans

(to be redesignated as the Term B-2-A Loans as set forth herein) outstanding prior to the date hereof (the “Existing Term Loans”) and the Existing Term Loans and the Incremental Term Loans will collectively comprise a single Tranche of Term B-2 Loans. The Incremental Term Loans shall have terms and provisions identical to the Existing Term Loans and will constitute Term Loans and Term B-2 Loans for all purposes under the Credit Agreement. The aggregate amount of the Incremental Term Loans made under this Amendment shall be $165,000,000. The Borrower shall use the proceeds of the Incremental Term Loans as set forth in the recitals to this Amendment.

(b) Without limiting the generality of the foregoing and except as set forth in this Amendment, the Incremental Term Loans shall: (i) constitute Obligations and have all of the benefits thereof, (ii) have terms, rights, remedies, privileges and protections identical to those applicable to Initial Term Loans under the Credit Agreement and each of the other Credit Documents and (iii) be secured by the Liens granted to the Collateral Agent for the benefit of the Guaranteed Creditors under the Security Agreement.

(c) Section 5.02(a)(i)(y) is hereby amended and restated in its entirety as follows: “on the last Business Day of each March, June, September and December, commencing with the last Business Day of December 2013 and ending with the last Business Day of the fiscal quarter preceding the Initial Maturity Date of the Term B-2 Loans, the Borrower shall be required to repay that principal amount of the Term B-2 Loans equal to the sum of (x) 0.25% of the aggregate principal amount of all Term B-2 Loans outstanding on the Closing Date and (y) 0.25% of the aggregate principal amount of all Incremental Term Loans outstanding on the Amendment No. 1 Effective Date”.

Section 2. Additional Amendments. Effective on the Amendment No. 1 Effective Date (as defined below) and subject to the satisfaction of the terms and conditions set forth herein:

(a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical location:

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of November 27, 2013, by and among Holdings, the Borrower, the MLP, the Incremental Term Loan Lender party thereto, the Administrative Agent and the other Lenders party thereto.

“Amendment No. 1 Effective Date” shall mean November 27, 2013.

(b) The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Incremental Amount” shall mean the sum of (a) $100,000,000 and (b) the maximum principal amount of Indebtedness that may be incurred at such time that would not cause the Consolidated First Lien Net Leverage Ratio, determined on a

Pro Forma Basis as of the last day of the most recently ended Test Period for which Section 9.01 Financials were required to have been delivered (calculated based on audited or reviewed financial statements, or to the extent such financials are not available for the most recent fiscal quarter, certified internal management accounts for such quarter), to exceed 1.25 to 1.00 (with usage of the Incremental Amount being counted under clause (b) prior to clause (a)); provided that for calculating the Consolidated First Lien Net Leverage Ratio for purposes of this definition, (i) all Indebtedness (whether or not unsecured or secured on a pari passu basis with the Liens securing the Obligations or by a junior Lien) being incurred at such time pursuant to Section 2.15 or Section 10.04(xvi) shall be included in Consolidated First Lien Debt and (ii) the cash proceeds of any Incremental Term Loans shall be excluded solely for purposes of calculating the Consolidated First Lien Net Leverage Ratio on such date.

“Term B-2-A Loans” shall mean the term loans made on the Closing Date pursuant to Section 2.01(a).

“Term B-2-B Loans” shall mean the term loans made on the Amendment No. 1 Effective Date pursuant to Section 2.15.

“Term B-2 Loans” shall mean the Term B-2-A Loans and the Term B-2-B Loans.

(c) Section 13.12(a) is hereby amended by inserting “and” after clause (vii) and adding a new clause (viii): “amend or modify any provision of this Agreement or any Credit Document to differentiate between the Term B-2-A Loans, on the one hand, and the Term B-2-B Loans, on the other hand, other than as to the date of their initial issuance, without the prior written consent of each Lender”.

Section 3. Representations and Warranties. Each of the Credit Parties represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 1 Effective Date (as defined below) (before and after giving effect to the Increase) that:

(a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(b) The execution, delivery and performance by such Credit Party of the Amendment, and the consummation of the Amendment Transactions, are within such Credit Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s organizational documents, or (b) violate any law; except with respect to any violation referred to in this clause (b) to the extent that such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) All representations and warranties of the Borrower and each other Credit Party contained in Section 8 of the Credit Agreement or any other Credit Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date;

(d) No Default or Event of Default exists or has occurred and is continuing on and as of the Amendment No. 1 Effective Date or, after giving effect hereto, would result from the application of the proceeds from the Incremental Term Loans;

(e) As of the Amendment No. 1 Effective Date, Holdings and its Subsidiaries, on a consolidated basis, are Solvent (after giving effect to the Amendment Transactions);

(f) Other than as set forth in Section 5, the execution, delivery, performance or effectiveness of this Amendment will not (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, or (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 4. Conditions to Effectiveness. The effectiveness of Section 1 and Section 2 of this Amendment and the obligation of the Incremental Term Loan Lender to make its Incremental Term Loans hereunder shall be subject to the satisfaction of the following conditions precedent (the date upon which Section 1 and Section 2 of this Amendment become effective, the “Amendment No. 1 Effective Date”):

(a) Certain Documents. The Administrative Agent shall have received each of the following, each dated the Amendment No. 1 Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:

(i) counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) the Borrower, (C) the MLP, (D) the Required Lenders and (E) the Incremental Term Loan Lender;

(ii) a Note executed by the Borrower in favor of the Incremental Term Loan Lender if the Incremental Term Loan Lender requests a Note reasonably in advance of the Amendment No. 1 Effective Date;

(iii) a Notice of Borrowing relating to the Increase;

(iv) a certificate from each Credit Party signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent;

(v) good standing certificates and bring-down telegrams or facsimiles, if any, for the Credit Parties which the Administrative Agent may reasonably have requested, certified by proper governmental authorities;

(vi) a certificate signed on behalf of the Borrower (and not in any individual capacity) by a Responsible Officer of the Borrower certifying on behalf of the Borrower that each of the conditions set forth in this Section 4 have been satisfied and including supporting calculations demonstrating compliance with the Consolidated First Lien Net Leverage Ratio;

(vii) an opinion of Latham & Watkins LLP, special counsel to the Credit Parties, addressed to the Administrative Agent and each of the Lenders, in form and substance and reasonably satisfactory to the Administrative Agent; and

(viii) with respect to any parcel of improved Mortgaged Property, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Credit Party) together with a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 9.03 of the Credit Agreement (including, without limitation, flood insurance policies) and the applicable provisions of the Security Documents, each of which (i) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (ii) shall name the Collateral Agent, on behalf of the Guaranteed Creditors, as additional insured, (iii) in the case of flood insurance, shall (a) identify the addresses of each property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (c) provide that the insurer will give the Collateral Agent 45 days’ written notice of cancellation or non-renewal if permitted by applicable law and (iv) shall be otherwise in form and substance satisfactory to the Administrative Agent; provided that the Administrative Agent acknowledges that the requirements of this clause (viii) were satisfied on November 19, 2013.

(b) Fees and Expenses Paid. The Lead Arranger (as defined below) and Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower on or prior to the Amendment No. 1 Effective Date hereunder or under any other Credit Document.

(c) Financial Condition. The Administrative Agent shall have received certification as to the solvency of Holdings and its Subsidiaries, on a consolidated basis, (after giving effect to the Amendment Transactions) from a Responsible Officer of Holdings.

Section 5. Post-Closing Actions. Within 30 days after the Amendment No. 1 Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower will take, or shall cause the applicable Credit Party to take any actions deemed reasonably advisable by the Administrative Agent or Collateral Agent due to this Amendment to preserve or continue the perfection and priority of liens and security interests granted under the Mortgage to the Collateral Agent for the benefit of the Secured Parties as amended by this Amendment (including without limitation the Incremental Term Loan Lender) securing the Obligations as amended by this Amendment (including without limitation the Incremental Term Loans).

Section 6. Extension of Loan. Subject to the satisfaction of the conditions set forth in Section 4, the Incremental Term Loan Lender shall make the Increase available to the Borrower on the date specified therefor in the related Notice of Borrowing in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

Section 8. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE CREDIT AGREEMENT OR THE SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 9. Headings Descriptive. The headings of the several Sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

Section 10. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Credit Document. The parties hereto hereby consent to the Increase upon the terms set forth herein. Upon the effectiveness of this Amendment, all conditions and requirements set forth in the Credit Agreement or the other Credit Documents relating to the Increase shall be deemed satisfied and the Increase shall be deemed arranged and consummated in accordance with the terms of the Credit Agreement and the other Credit Documents. For the avoidance of doubt, the Lenders hereby waive any mandatory prepayment that would have been due pursuant to 5.02(a)(ii) of the Credit Agreement but for the amendments contained herein.

Section 11. Acknowledgement and Affirmation. Each Credit Party party hereto hereby expressly acknowledges, (i) all of its obligations under the Holdings Guaranty, the Subsidiaries Guaranty, the Security Agreement and the other Collateral Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Security Agreement and the other Security Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment, (iii) the Obligations include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on, the Incremental Term Loans and (iv) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

Section 12. Roles. It is agreed that Bank of America, N.A. will act as sole lead arranger (the “Lead Arranger”) and each of Bank of America, N.A., Citigroup Global Markets Inc. and Barclays Bank PLC will act as joint bookrunners for the Incremental Term Loans.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

OCI BEAUMONT LLC

By:	/s/ Frank Bakker
Name: Frank Bakker
Title: President and Chief Executive Officer

OCI USA INC.

By:	/s/ Kevin Struve
Name: Kevin Struve
Title: President

OCI PARTNERS LP by OCI GP LLC, its general partner

By:	/s/ Frank Bakker
Name: Frank Bakker
Title: President and Chief Executive Officer

[OCI – Amendment No. 1 to the Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kimberly D. Williams
Name: Kimberly D. Williams
Title: Vice President

BANK OF AMERICA, N.A.
as Incremental Term Loan Lender

By:	/s/ Anand Melvani
Name: Anand Melvani
Title: Managing Director

[OCI – Amendment No. 1 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment:

[Lender Signature Pages Intentionally Omitted], as a Consenting Lender

By:
Name:
Title:
For any institution requiring a second signatory:
By:
Name:
Title:

[OCI – Amendment No. 1 to the Credit Agreement]